DocuSign Envelope ID: F1529B44-1BA8-4759-A34D-1F6BC721F062	Exhibit 4.39

Espaider: ADT 01103/22

FIFTH AMENDMENT TO THE SERVICE AGREEMENT AND OTHER COVENANTS
By this private instrument, the Parties, on one side,
UNIVERSO ONLINE S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima 1384, 6º andar, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 01.109.184/0001-95, herein represented pursuant to its Bylaws, hereinafter simply referred to as “UOL” and/or “CLIENT 1”;
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A. (FORMERLY KNOWN AS PAGSEGURO INTERNET S.A., corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Parte A, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.561.701/0001-01, herein represented pursuant to its Bylaws, hereinafter simply referred to as “PAGSEGURO” and/or “CLIENT 2”;
UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, 425, 7º andar, parte C, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 17.543.049/0001-93, herein represented pursuant to its articles of incorporation, hereinafter simply referred to as “UOL CURSOS” and/or “CLIENT 3”;
UOL DIVEO TECNOLOGIA LTDA., a limited liability company headquartered at Alameda Barão de Limeira, 425, 1º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.588.770/0001-60, herein represented pursuant to its articles of incorporation, hereinafter simply referred to as “UOL DIVEO” and/or “CLIENT 4”;
CIATECH TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, nº 425, 7º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.367.958/0001-88, herein represented pursuant to its Articles of Organization, hereinafter simply referred to as “CIATECH” and/or “CLIENT 5”;
WIRECARD BRAZIL INSTITUIÇÃO DE PAGAMENTO S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 5º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.718.431/0001-08, herein represented pursuant to its articles of incorporation, hereinafter simply referred to as “WIRECARD” and/or “CLIENT 6”;
All Parties mentioned above are jointly referred to as “CLIENTS” or, individually, as “CLIENT”; and on the other side:
INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA., headquartered at Rua Padre Duarte, Nº 151, Conj. 181 Edif. Empresarial América, Centro, Araraquara – SP, enrolled with CNPJ/MF under No. 04.654.734/0001-45, herein duly represented pursuant to its articles of incorporation in force, hereinafter referred to as SERVICE PROVIDER.

DocuSign Envelope ID: F1529B44-1BA8-4759-A34D-1F6BC721F062

Espaider: ADT 01103/22
Whereas:
I.The Parties have entered into the Service Agreement and Other Covenants on November 7, 2019 and four (4) subsequent Amendments (“Agreement”), in addition to the execution of numerous additional business proposals; and
II.The Parties wish to amend some conditions of the Agreement.
Now, therefore, the Parties have agreed, pursuant to law, to enter into this Amendment to the Service Agreement and Other Covenants (“Amendment”), which shall bind the Parties and their successors at any time and on any account, under the following terms and conditions:
1.AMENDMENTS
1.1.The Parties have decided, regardless of provision in the Agreement and its relevant Exhibits/Proposals, to adjust the amount of the Agreement in [*****] for the period between 3/1/2022 and 2/28/2023, applicable to all prices in the Agreement and its relevant Exhibits/Proposals currently in force.
1.2.In replacement of any other contractual provision, the Parties hereby elect the National Consumer Price Index (INPC) for adjustment for inflation, applicable to the prices established in the Agreement and the Proposals, every twelve (12) months, starting from the date of 03/01/2022.
2.RATIFICATION
2.1.The SERVICE PROVIDER irrevocably gives release to the CLIENTS regarding the Agreement, and the CLIENTS do not owe any amounts that have become due until the date of execution hereof.
2.2.The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this document shall remain unchanged and fully effective.
3.ELECTRONIC SIGNATURE
3.1.This Amendment shall be signed electronically through an electronic signature tool, pursuant to paragraph 2 of article 10 of Provisional Decree 2.200- 2/2001, and the signatures constitute valid and enforceable obligations, for all legal purposes, representing the will of everyone signing the instrument, as documentary evidence, for all purposes and effects. The Parties on the date hereof represent and warrant that the signature in this Amendment through electronic signature, pursuant to item above, is performed by who lawfully hold full powers and ability to do so.

DocuSign Envelope ID: F1529B44-1BA8-4759-A34D-1F6BC721F062

Espaider: ADT 01103/22
4.RETROACTIVITY
4.1.This Agreement is executed between the parties on the date hereof, however, its effects shall relate back to the date of 3/1/2022, when the parties had oral understandings concerning its purpose.
4.2.In witness whereof, the Parties sing this instrument in two (2) counterparts of equal content, in the presence of two witnesses.
São Paulo, April 4, 2022.

UNIVERSO ONLINE S.A.

PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.

UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA.

UOL DIVEO TECNOLOGIA LTDA.

CIATECH TECNOLOGIA EDUCACIONAL LTDA

WIRECARD BRAZIL INSTITUIÇÃO DE PAGAMENTO S.A.

INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA.

Witnesses:

1.		2.
Name:	[*****]	Name:	[*****]
CPF:	[*****]	CPF:	[*****]